SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15 (d) of
                           The Securities Act of 1934


          Date of Report (Date of earliest event reported) November 19, 2001





                               SIMTEK CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




   Colorado                          0-19027                    84-1057605
--------------------------------------------------------------------------------
(State or other                    (Commission               (I.R.S. Employer
jurisdiction                       File Number)              Identification No.)
of incorporation)



                        4250 Buckingham Dr. #100
                       Colorado Springs, Colorado               80907
                ----------------------------------------       --------
                (Address of principal executive offices)       Zip Code


          Registrant's telephone, including area code: (719) 531-9444


                                 Not applicable
          -----------------------------------------------------------
          Former name or former address, if changed since last report

Item 5: Other Information:

Simtek Corporation released the following press release dated November 14, 2001, titled "Simtek Reports Third Quarter Revenue Growth":


                          SIMTEK REPORTS THIRD QUARTER
                                 REVENUE GROWTH

COLORADO  SPRINGS,  Colorado - November  14, 2001 - Simtek  Corporation  (OTCBB:
SRAM), provider of high performance nonvolatile memory and logic integrated circuits, announced financial results for the third quarter ending September 30, 2001.

The Company posted total revenues of $4,105,613 for the third quarter of 2001, compared to $3,374,164 for the same period in 2000. Revenue for the first nine months was $13,170,094, up from $11,097,168 in 2000. All financial reporting for years 2000 and 2001 includes the combined results of Simtek and its recent acquisitions of Integrated Logic Systems, Inc., Macrotech Semiconductor and Q-DOT Group Inc.

The Company reported a $425,392 loss from operations for the third quarter, which includes unusual expenses of $214,833 for amortized costs related to investor relations services performed by two investment bank firms. Additionally, $143,000 of inventory valuation write-downs reflecting lower production costs and a reserve of $100,000 against future costs of logic products were taken in the third quarter. Inventory levels were improved from $2,343,497 at the end of the second quarter to $1,604,769 at the end of the third quarter and accounts payable were lowered from $1,858,535 to $946,643 over the same period, reflecting favorable balance sheet changes.

"We remain fully committed to growing our business through product expansions and market penetration," stated Douglas Mitchell, Simtek's president and CEO. "Simtek has accomplished top-line growth while developing infrastructure to carry us into the future, when vast segments of our industry have shown declining revenues. With our recent addition of Don Carrigan to our top Sales and Marketing position and our co-development contract with Amkor Technologies to install Simtek's SONOS process in their quarter micron wafer fabrication line, we have taken major steps towards preparing for the next industry growth cycle. I strongly believe that companies who prepare now when business is toughest will best be able to take advantage of the upturn when it comes. Simtek is making those preparations and will be well positioned for new opportunities."

FINANCIAL RESULTS

                                                       Three Months Ended                 Nine Months Ended
                                                       ------------------                -----------------
                                                             Sept 30                           Sept 30
                                                             -------                           -------
                                                      2001              2000             2001             2000
                                                      -----             -----            -----            ----
Net Sales                                          $4,105,613        $3,374,164      $13,170,094      $11,097,168
Cost of Sales                                       2,931,461         2,086,531        9,085,025        6,584,396
Gross Margin                                        1,174,152         1,287,633        4,085,069        4,512,772
Total Operating Expenses                            1,599,544         5,637,681        5,116,184        7,990,852
Income (loss) from Operations                        (425,392)       (4,350,048)      (1,031,115)      (3,478,080)
Other Income (Expense)                                  6,262            44,993           54,927           20,085
Equity in Losses of Q-DOT Acoustics and                     -           (23,979)          (4,631)         (70,895)
Write-off of Related Advances
Net Income (Loss) before Taxes                       (419,130)       (4,329,034)        (980,819)      (3,528,890)
Provision for income taxes                                  -                 -                -          (44,000)
Net Income (Loss)                                    (419,130)       (4,329,034)        (980,819)      (3,572,890)
Basic and diluted earnings per share                     (.01)             (.09)            (.02)            (.08)
Basic and diluted shares outstanding               53,701,538        48,625,953       53,679,465       46,564,041


Simtek Corporation delivers fast re-programmable nonvolatile semiconductor memories and cost-effective FPGA to ASIC conversions. Information on Simtek products can be obtained from its web page: www.simtek.com; email: info@simtek.com; by calling (719) 531-9444; or fax (719) 531-9481. The company is headquartered in Colorado Springs, Colorado, with international sales and marketing channels. Simtek is listed under the symbol SRAM on the OTC Electronic Bulletin Board.

FORWARD-LOOKING STATEMENTS

This press release  contains  forward-looking  statements  within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements predicting the availability of new products during 2000 and statements by Mr. Mitchell predicting the Company's future growth. Such statements involve risks and uncertainties, and actual results could differ materially from the results anticipated in such forward-looking statements as a result of a number of factors, including, but not limited to, the risk of delays in the availability of new products due to technological, market or financial factors including the availability of necessary working capital, or the other factors described in the Company's most recent Form 10-KSB and Form 10-QSB filed with the Securities and Exchange Commission.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

                                        SIMTEK CORPORATION




November 19, 2001                       By: /s/Douglas Mitchell
                                            ------------------------------------
                                                    DOUGLAS MITCHELL
                                            Chief Executive Officer, President
                                            and Chief Financial Officer (acting)